EXHIBIT 21

                                PHOTOWORKS, INC.

                              LIST OF SUBSIDIARIES
                           (as of September 25, 2004)

Seattle FilmWorks Manufacturing Company, a Washington corporation

OptiColor, Inc., a Washington corporation

PhotoWorks Digital Imaging, Inc, a Washington corporation


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